"Portions of this agreement have been deleted pursuant to a request for confidential treatment. Such portions are indicated by asterisks."

                                                                    EXHIBIT 10.3

OEM SUPPLY AGREEMENT

This agreement, made and entered into this March 5, 1998

between


TECAN AG
Feldbachstrasse 80
CH-8634 Hombrechtikon
SWITZERLAND

(hereinafter referred to as "TECAN")


and


AUTOCYTE Inc.
112 Orange Drive
Elon College, North Carolina 27244
USA


(hereinafter referred to as "AUTOCYTE")



Whereas, TECAN has developed a RSP (Robotic Sample Processor) which is manufactured and sold to AUTOCYTE as 'AUTOCYTE PREP'TM PREPARATION SYSTEM, hereinafter called "Product".

Whereas, AUTOCYTE will sell the Product world-wide under its name and its Trademark with its sales force and through its distributors, but will sell product solely in combination with reagents.

Now, therefore, in consideration of the mutual covenants hereinafter expressed, the parties agree as follows:

1.       DEFINITIONS

1.1 "Contract Year" shall mean a period of twelve (12) successive calendar months during the term of this agreement or any extension thereof, the first contract year to commence as of January 1st, 1998.

1.2 "Product" means the 'AUTOCYTE PREP'TM PREPARATION SYSTEM, as described in Exhibit A and the Project Book V. 3.0.

1.3 "Affiliates" shall mean distributors owned by AUTOCYTE or TECAN.

1.4 "Application" means the use of the Product, in particular the QUAD-Arm (or direct derivatives), for the preparation of cytology or histology samples for diagnostic purposes.

"Portions of this agreement have been deleted pursuant to a request for confidential treatment. Such portions are indicated by asterisks."

2.       DEVELOPMENT AND EXCLUSIVITY

2.1 TECAN shall modify the Product for AUTOCYTE as per the specifications in Exhibit A and the Project Book V. 3.0, to become a OEM instrument of AUTOCYTE.

2.2 TECAN agrees not to offer directly on the basis of an OEM, PL-, or Semi-PL-Agreement to any third party any device similar to the Product and intended for the Application, provided that AUTOCYTE buys from TECAN at least the following numbers of units of the Product

         YEAR     UNITS
         1998     ****
         1999     ****
         2000     ****
         2001     ****
         2002     ****

AUTOCYTE understands that TECAN might sell individual units to end-users that may be used for purpose similar to the Application. TECAN acknowledges that it has no authority to and will not sell slide racks nor any other AUTOCYTE specific components to any other party.

2.3 In case of the termination of this contract by AUTOCYTE TECAN retains the right to sell to AUTOCYTE all AUTOCYTE specific parts in stock at cost plus 10% handling fee, but at a maximum of CHF 250000.

2.4 TECAN will supply AUTOCYTE with the most current Integrator software releases and furthermore confirms that the Integrator software will be available and supported over the life cycle of the Product. Any changes in Integrator will be treated like product changes (see chapter 5: PRODUCT CHANGES).

2.5 AUTOCYTE assumes all responsibility for the application software development, documentation including operating manual, installation and after sales support.


3.        PURCHASE OF PRODUCT, QUANTITIES AND PRICING

3.1 Subject to the terms and conditions of this agreement, AUTOCYTE shall purchase, and TECAN shall sell to AUTOCYTE the Product. AUTOCYTE shall purchase the Product hereunder in accordance with the price schedule In Exhibit B.

3.2 For the 12 months period starting on January 1, 1998 and ending on December 31, 1998, AUTOCYTE is deemed to be in the ***** units price bracket. If AUTOCYTE is overachieving the target of ***** units, AUTOCYTE is reimbursed according to the following scheme (example):

Over achievement: e.g. Purchase of **** units per year: TECAN shall credit
                  AutoCyte **** x (CHF *******.-- - ******.-)

3.3 For each year AUTOCYTE and TECAN agree on the minimum quantity of units to be purchased by AUTOCYTE in the next 12 months period. This number determines the valid price bracket for the next 12 months period. The new minimum quantity has to be negotiated 60 days before the expiration date of each 12 months period.

"Portions of this agreement have been deleted pursuant to a request for confidential treatment. Such portions are indicated by asterisks."

3.4 The prices of the Product as stated in Exhibit B are valid for the first 12 months period, starting from January 1st, 1998 and ending on December 31, 1998.

Prices for the following 12 months period change pursuant to the increase in production costs for TECAN. New prices have to be negotiated 60 days before the expiration date of each 12 months period.

3.5 For Spare Parts TECAN will grant AUTOCYTE a discount of **% on International List Prices if the Spare Parts are not AUTOCYTE specific parts or OEM prices with no additional discount for AUTOCYTE specific parts (see page 10 of this Agreement). On single orders for Spare Parts exceeding CHF ***** TECAN will grant to AUTOCYTE an additional discount of **%.


4.       PURCHASE AND DELIVERY, PAYMENT AND SHIPMENT

4.1 In the first month of each quarter, AUTOCYTE will order the quantities which will be delivered during the quarter (the Shipping Schedule) and will forecast for the following 9 months (the Production Schedule). The Production Schedule is to be used for planning purposes only, and summarizes the next 9 months forecast activity. The Shipping Schedule indicates order numbers, quantities and delivery times. The Shipping Schedule is a committed delivery for AUTOCYTE by TECAN.

AUTOCYTE may order Products in excess of the Shipping Schedule at any time. TECAN will commit best efforts to meet this supply requirement.

Each purchase order of the Shipping Schedule shall contain a description of the Products purchased, quantity purchased, routing instructions, destination, delivery date and confirmation price. TECAN agrees to accept telegraphic or telexed purchase orders. AUTOCYTE will send the respective written purchase orders within 2 weeks after sending the telegraphic or telexed purchase orders. TECAN will meet and supply all Shipping Schedule requirements in accordance with the delivery date(s) set forth in the applicable purchase order for each Shipping Schedule, except in those cases where AUTOCYTE fails to follow the procedure set forth in section 4.1.

4.2 The payment shall be in CHF. Payment shall be set in Swiss Franks (CHF) within 60 days from the date of invoice. Delays in payment will result in the usual and applicable interest rates.

4.3 The exchange rate for deliveries is set to CHF 1.45/USD for 1998. Exchange rate fluctuations between the CHF and USD will be checked twice annually and the exchange-risk is split 50:50 by AUTOCYTE and TECAN. TECAN shall invoice/issue credit note to AUTOCYTE of 50% of the exchange rate fluctuation influence on the ordered and paid instruments semi-annually. For the calculation basis we use the average exchange rate of the previous 6 months.

4.4 Prices are quoted ex works.

4.5 Delivery times: ca. 6-8 weeks after receipt of AUTOCYTE's Shipping Schedule.

4.6 TECAN will ship the Product FCA Zurich airport. Shipment is done via common carriers solely selected by AUTOCYTE. All freight (and as applicable world-wide duty) charges shall be paid by AUTOCYTE. Title and risk of loss or damage of any items delivered hereunder shall pass to AUTOCYTE upon delivery to the common carrier pursuant to the respective INCOTERM rules (1990).


5.       PRODUCT CHANGES

5.1 TECAN may, from time to time, modify or update the Product, spare parts or accessory material. All changes, having an effect on the functionality of the Product shall be announced in writing to the Operation Manager at AUTOCYTE. In these cases, AUTOCYTE shall have the right to reject the changes within 30 days, in writing, with the exception of changes which are required by law.

5.2 Only changes accepted in writing by the Operation Manager shall be added as an amendment to the specification in Exhibit A.

5.3 Enhancements in the Product, spare parts and accessory materials requested by AUTOCYTE are subject to TECAN's price policy.

5.4 Any major changes in the application software or the documentation governing control of the Product shall be forwarded to the responsible product manager/sales engineer at TECAN to guarantee the compliance of the Product with the specifications in Exhibit A and the Project Book V. 3.0.


6.       LEGAL AND REGULATORY RESPONSIBILITY AND LABELLING

6.1 Any Product and spare parts and all documents or other items relating hereto supplied by TECAN under this agreement shall be manufactured (or, as applicable, prepared) in accordance with the specifications and manufacturing practices generally accepted in its business domain.

6.2 TECAN is a ISO 9001 certified Company. Certifying body Is Bureau Veritas BVQI, Swiss office.


7.       QUALITY CONTROL

Every Product and spare parts shall be subject to a quality control Inspection by TECAN and non-conforming products shall not be shipped by TECAN.


8.       INSTALLATION, TRAINING, WARRANTY AND SERVICE

8.1 AUTOCYTE will Install the Product and train customers of AUTOCYTE with regard to the Product.

8.2 TECAN will provide upon request training for AUTOCYTE and/or its distributors against payment of CHF 1200 per trainee and week, covering the following subjects:

--       Installation
--       Service
--       Preventive Maintenance
--       Trouble Shooting
for the Product. This training will not cover the application software nor any aspects of the application. Solely AUTOCYTE can offer such trainings. The duration of the training is one week, location of this training is at TECAN's Headquarters in Switzerland, travel and accommodation cost to be borne by the trainees.

8.3 TECAN warrants each Product for a period of fifteen (15) months from the date of shipment or twelve (12) months from the date of installation at a customer site. TECAN shall warrant that each Product is free from defects In workmanship and materials and is manufactured in complete conformity with the specifications under this agreement. Disposable parts of the Product, i.e. valves, tips, fittings, tubing's and syringes, and all parts in contact with liquids are excluded from any warranty.

8.4 AUTOCYTE hereby indemnifies and agrees to hold TECAN harmless from and against all claims and liabilities resulting from AUTOCYTE's or its distributors failure to maintain the Product according to the generally accepted rules in the industry.

8.5 TECAN represents and warrants that Product, spare parts and accessory materials shall be delivered free of any rights of any third party. TECAN has good title to and has full power to sell Product, spare parts and accessory materials to AUTOCYTE hereunder for AUTOCYTE's unrestricted world-wide marketing, distribution and sale.

8.6 For a period of seven (7) years from the date of delivery of the last unit Product shipped hereunder, TECAN agrees to maintain the ability to deliver spare parts.

8.9 AUTOCYTE shall be responsible for its own insurance coverage against third party claims and liabilities (including but not limited to product liability and consequential damages).


9.       TERM OF AGREEMENT AND TERMINATION

This agreement shall commence on January 1, 1998, and shall be effective until December 31, 1998. This agreement shall automatically be renewed for additional one-year terms subject to either party's right to terminate this agreement by giving the other party at least hundred-twenty (120) days written notice subject to article 12 prior to the expiration date of the current term and thereafter to the anniversary date. (12.1)


10.      SETTLEMENTS OF DISPUTES

Both parties agree to do their best to settle any dispute arising from this agreement amicably.


11.      CONFIDENTIAL INFORMATION

Each party understands that during the course of its association with the other, it may acquire or have access to information that is confidential and of great value to the other ("confidential information").

Therefore, each party ("receiving party") agrees that during the term of this Agreement and a period of three (3) years after termination of this agreement, it shall not use (except for the purposes set forth in this agreement) or disclose the confidential information of the other ("the disclosing party") without the disclosing party's prior written consent and each party agrees that it will impose the same obligations on its employees who have access to such confidential information to the extent permitted by law.



12.      MISCELLANEOUS PROVISIONS

12.1 All written notices and demands required or permitted to be given or made pursuant to this agreement shall be in English and shall conclusively be presumed for all purposes of this agreement to be given or made at the time the notice or demand is personally given or made, or at the time it is sent by registered mall, or fax or courier addressed as follows:

If to AUTOCYTE:

AUTOCYTE Inc.
112 Orange Drive
Elon College, North Carolina 27244
USA

if to TECAN.

TECAN AG
Feldbachstrasse 80
8634 Hombrechtikon
SWITZERLAND

Or to such other address as to which either party may advise the other in writing that notices should be sent.


12.2 This agreement shall be binding upon and relate to the benefit of the parties hereto, their successors and assignees. This agreement shall be assignable by either party only with the prior written consent of the other, except that either party may assign this agreement without the consent of the other to a wholly owned subsidiary or to the purchaser or all its stock or assets of its business to which this agreement relates.

12.3 Within reasonable limits TECAN will assist AUTOCYTE Inc. in approval and certification matters. Such assistance might be.

-- Copies of drawings and QC procedures for the 'AUTOCYTE PREP'TM System -- Allowing announced audits on TECAN premises once a year (2 days max.)

12.4 This Agreement supersedes earlier contracts between TECAN or its Affiliates and AUTOCYTE or any of its predecessors regarding the Product.


13.      GOVERNING LAW AND ARBITRATION CLAUSE

13.1 This agreement shall be governed by, and construed in accordance with, the laws of Switzerland.

13.2 Any disputes or controversies arising out of or in connection with this agreement, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved to the exclusion of the ordinary courts by a sole arbitrator in accordance with the International Arbitration Rules of the Zurich Chamber of Commerce. Arbitration shall be conducted in the English language.






Hombrechtikon, March 12, 1998                   Elon College, March 10, 1998
               --------------                                 --------------
TECAN AG                                        AUTOCYTE Inc.

/s/ Bernhard Lindermann /s/ Felix Hofstetter    /s/ William O. Green
--------------------------------------------    -----------------------
Bernhard Lindemann Felix Hofstetter             William O. Green
S&M Manager              F&A Manager            Chief Financial Officer

EXHIBIT A

(this is an extract from the Project Book, all information in the Project Book supersedes the information in this exhibit)



'AUTOCYTE PREP'TM PREPARATION SYSTEM Part. No.505 107 includes:

Description:                                                  Part Number:

1 Specimen tray                                               505250
1 RSP 5051 including:                                         505100
         1 1000 ul DiTi C option                              505215
         1 Additional 465 Dilutor                             445003
         4 5 ml syringes                                      300206
1 QUAD Arm complete                                           505225
1 Waste station including:                                    505220
         1 Tip rack                                           ------
         1 Waste/wash station                                 505222
         1 Tip loading rack                                   505221
         1 Base Plate                                         0552.575.450C
         4 Slide racks                                        505235
1 Vacuum set including:                                       ------
         1 Waste bottle                                       505255
         1 Tubing Kit                                         505246
         1 Tube evacuator                                     505248
         1 Tubing kit                                         505251
         1 Solenoid Valve Kit                                 520100
1 Operating manual                                            390350
1 Misc. hardware set including:                               ------
         1 1 to 4 distribution block (Vacuum)                 505254
    1 Special tubing guide                                    505249
    1 Waste bottle                                            505255


The 'AUTOCYTE PREP'TM system does not include the controlling PC, nor the application software written in Integrator.

The 'AUTOCYTE PREP'TM PREPARATION SYSTEM is white including the safety guard and instead of the TECAN-Logo the AUTOCYTE-Label is placed.

"Portions of this agreement have been deleted pursuant to a request for confidential treatment. Such portions are indicated by asterisks."

EXHIBIT B




Price    list of Products for 1998

'AUTOCYTE PREP'TM System, TECAN P/N 505107

Product Price Bracket                                Price per Unit in CHF
< *** units/year                                              *******
-
***-*** units/year                                            *******
> *** units/year                                              *******

Prices are valid for purchase quantity within a 12 months period starting January 1, 1998 and lasting until December 31, 1998. According to the forecast received from AUTOCYTE Inc. AUTOCYTE plans to purchase ** Instruments In 1998 (with a confidence level of **%). Accordingly the price bracket set for 1998 is for **** complete instruments.

The exchange rate for 1998 is set to CHF 1.45/USD.



'AUTOCYTE PREP'TM System: Upgrades TECAN P/N 505 210

Product Price Bracket                                Price per Unit in CHF
< *** units/year                                              *******
-

'AUTOCYTE PREP'TM System: Preventive Maintenance Kit TECAN P/N 505 260

         Price per Unit in CHF:                      *******

"Portions of this agreement have been deleted pursuant to a request for confidential treatment. Such portions are indicated by asterisks."

Order No.  Description                                  Qty. Transfer Price CHF
505107 *       RSP5051'AUTOCYTEPREP' complete            1       *********
               100-230 VAC, 50/60Hz
505210         'AUTOCYTE PREP'(TM)UPGRADE KIT            1       *********
               complete
505260         'AUTOCYTE PREP'(TM)PM Kit                 1       *********
505250         Specimen Tray                             1       *********
505225         QUAD-Arm complete                         1       *********
505220         Waste Station (complete)                  1       *********
552483         DiTi spring loaded Z-Rack                 1       *********
505215         DiTi C 1000 ul RIAS complete              1       *********
505221         Tip Loading Tool                          1       *********
0552.542.000P  Base plate                                1       *********
505235         Slide Rack                                4       *********
505255         Waste Bottles for Vacuum System           1       *********
505248         Tube Vac                                  1       *********
505251         Tubing Kit complete                       1       *********
505227         1-4 Manifold on QUAD                      1       *********
505222         QUAD waste trough incl. elbow             1       *********
505226         QUAD Tubing complete                      1       *********
240000         Aspirating Tubing 1.5x2.5x900             4       *********
118566         Pipetting Tubing DiTi 1.5x2.5x1200        S       *********
520520         Connect. Tubing Valve - IIII-Block        4       *********
520885         Connect Tubing Valve - Diluter            2       *********
800331         Tubing Distribution Block-IIII-Block      4       *********
505247         Vacuum Tubing Pump - Bottle               2       *********
505246         Vacuum Tubing Bottle - IIII Block         1       *********
505246         Vacuum Tubing Bottle - Evacuator          1       *********
520100         Option 3.1:Solenoid Valve Kit Complete    1       *********
505249         Tubing Guide                              1       *********
390350         1) Operating Manual RSP 5051              1       *********
505230         Tip Bundles                               4       *********
100726         Boar Slide                                1       *********
100740         BioHazard Disposal Bag (100 Pieces)       1       *********
               Labels(BioHazard, Contaminated, Waste)    1       *********
320002         1) Diluter 465/87                         1       *********
445003         1) Diluter 465/87 EMV CE                  1       *********
520350         1) CPU 87                                 1       *********
520353         1) PONI/ALID left                         1       *********
503308         1) PONI/ALID left EMV CE                  1       *********
530360         1) FLEX-Cable left                        1       *********
530304         1) FLEX-Cable left EMV CE                 1       *********
520450         1) ARM left                               1       *********
520453         1) ARM left EMV CE                        1       *********
520355         1) Motherboard                            1       *********
520310         1) Motherboard EMV CE                     1       *********

  1):          List Prices: **% discount applicable
  *:           Price Brackets as follows:
               up to & including *** units                       *********
               from unit *** to unit ***                         *********
               from unit ***                                     *********